EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-93052, 2-93052-99, 33-36511, 33-38470, 33-41957, 33-41959, 33-75244, 33-58973, 333-03439, 333-14797, 333-62427, 333-63431, 333-63545, 333-72973, 333-52904, 333-52906, 333-52908, 333-52910, 333-52912 and 333-60416) and the Registration Statements on Form S-3 (Nos. 33-54192, 33-82544, 333-46237, 333-44170, 333-53978, 333-64982, 333-65434, 333-91722 and 333-91726) of our report dated February 8, 2002 relating to the financial statements of Champion Enterprises, Inc., which appears in this current report on Form 8-K dated October 18, 2002.

Detroit, Michigan
October 18, 2002